Exhibit 10.3

FIRST AMENDMENT TO CREDIT, SECURITY AND GUARANTY AGREEMENT

THIS FIRST AMENDMENT TO CREDIT, SECURITY AND GUARANTY AGREEMENT (this “Agreement”) is made as of this 26th day of February, 2013, by and among ALPHATEC HOLDINGS, INC., a Delaware corporation (“Alphatec Holdings”), ALPHATEC SPINE, INC., a California corporation (“Alphatec Spine”), ALPHATEC INTERNATIONAL LLC, a Delaware limited liability company (“Alphatec International”), and ALPHATEC PACIFIC, INC. (also known as Kabushiki-Kaisha Alphatec Pacific), a Japanese company (“Alphatec Pacific” and together with Alphatec Holdings, Alphatec Spine, and Alphatec International, each being referred to herein individually as a “Borrower”, and collectively as “Borrowers”), and MIDCAP FUNDING IV, LLC, a Delaware limited liability company, as successor-by-assignment to MidCap Financial, LLC (as Agent for Lenders, “Agent”, and individually, as a Lender), and the other financial institutions or other entities from time to time parties to the Credit Agreement referenced below, each as a Lender.

RECITALS

A. Agent, Lenders, Borrowers and certain of their Affiliates and other Credit Parties that are party thereto, have entered into that certain Credit, Security and Guaranty Agreement, dated as of June 7, 2012 (as the same may have been and may be further amended, modified, supplemented and restated from time to time, the “Credit Agreement”), pursuant to which the Lenders have agreed to make certain advances of money and to extend certain financial accommodations to Borrowers and certain of its Affiliates (the “Loans”) in the amounts and manner set forth in the Credit Agreement.

B. On October 19, 2012 (the “APA Closing Date”), Alphatec Holdings and PHYGEN, LLC, a California limited liability company (the “Seller”), entered into that certain Asset Purchase Agreement, dated as of the APA Closing Date (the “Asset Purchase Agreement”), pursuant to which Alphatec Holdings (i) acquired certain rights, title and interest in and to certain assets from Seller, including, a spinal implant product, together with the intellectual property rights, accounts receivable, contractual rights, permits and applicable government consents, inventory, and all other Purchased Assets (as defined in the Asset Purchase Agreement), and (ii) assumed certain Assumed Liabilities (as defined in the Asset Purchase Agreement).

C. The Asset Purchase Agreement requires that Alphatec Holdings make cash payments to Seller (collectively, the “Phygen Payments”) in an amount equal to (i) $2,000,000 on the APA Closing Date and (ii) $4,000,000 on April 10, 2013.

D. In conjunction with the settlement of litigation between Alphatec Spine and Cross Medical Products, LLC, a subsidiary of Biomet, Inc. (“Cross Medical”), Alphatec Spine agreed to pay to Cross Medical (i) an initial cash payment of $5,000,000 no later than January 6, 2012 and (ii) royalty payments in an aggregate amount of $13,000,000 in equal quarterly installments of $1,000,000, with the first payment being due on August 1, 2012 and each subsequent payment due three months thereafter with a final payment on August 1, 2015 (collectively, the “Cross Medical Payments”):

E. Borrowers have requested that Agent and Required Lenders exclude the payments of the amounts above from the calculation of certain financial covenants as set forth in Credit Agreement and Agent and Required Lenders have agreed to do so, in accordance with the terms and subject to the conditions set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing, the terms and conditions set forth in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Agent, Required Lenders and Borrowers hereby agree as follows:

1. Recitals. This Agreement shall constitute a Financing Document and the Recitals and each reference to the Credit Agreement, unless otherwise expressly noted, will be deemed to reference the Credit Agreement as amended hereby. The Recitals set forth above shall be construed as part of this Agreement as if set forth fully in the body of this Agreement and capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Credit Agreement (including those capitalize terms used in the Recitals hereto).

2. Amendments to Credit Agreement and Acknowledgement.

(a) The Credit Agreement is hereby amended by replacing the defined term “Fee Letter” in its entirety with the following:

“ “Fee Letter” means, collectively, one or more letter agreements between Agent and Borrower relating to fees payable to Agent, for its own account, in connection with the execution of this Agreement and/or any other Financing Document and/or amendment to any of the foregoing.”

(b) The Worksheet for calculation of Fixed Charges in Exhibit B of the Credit Agreement is hereby amended by deleting the row labeled “Plus: Settlement payment to Cross Medical:” therein. Agent and Required Lenders acknowledge and agree that the Borrower may exclude both the Phygen Payments and the Cross Medical Payments from the calculation of Fixed Charges for the purposes of compliance with the Fixed Charge Coverage Ratio set forth in Section 6.2 of the Credit Agreement.

3. Representations and Warranties; Reaffirmation of Security Interest; Updated Schedules. Each Borrower hereby (a) confirms that all of the representations and warranties set forth in the Credit Agreement are true and correct with respect to such Borrower as of the date hereof, and (b) covenants to perform its respective obligations under the Credit Agreement. Each Borrower further represents and warrants that the organizational documents of such Borrower delivered to Agent on or prior to June 7, 2012 in connection with the Credit Agreement remain true, accurate and complete and have not been amended, supplemented or restated and are, and continue to be, in full force and effect; Each Borrower further confirms and agrees that all security interests and Liens granted to Agent continue in full force and effect, and all Collateral remains free and clear of any Liens, other than those granted to Agent and Permitted Liens. Nothing herein is intended to impair or limit the validity, priority or extent of Agent’s security interests in and Liens on the Collateral. Each Borrower acknowledges and agrees that the Credit Agreement, the other Financing Documents and this Agreement constitute the legal, valid and binding obligation of each Borrower, and are enforceable against each Borrower in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency or other similar laws relating to the enforcement of creditors’ rights generally and by general equitable principles.

4. Costs and Fees. Borrower shall pay to Agent all reasonable fees, costs and expenses of Agent incurred in connection with this Agreement and all agreements and documents executed in connection herewith (the “Reimbursed Expenses”); provided, however, Agent agrees that the Reimbursed Expenses for which Borrower shall be responsible shall not exceed $10,000; provided, further that, notwithstanding such cap on Reimbursed Expenses, Borrower shall be responsible for all out-of-pocket costs and expenses associated with this Agreement, including, but not limited to all filing fees paid to the United States Patent and Trademark Office (the “USPTO”) associated with the filing of the IP Amendment at the USPTO. Borrowers hereby authorize Agent to deduct all of such fees set forth in this Section 4 from the proceeds of the Loan made under the Credit Agreement.

5. Conditions to Effectiveness. This Agreement shall become effective as of the date on which each of the following conditions has been satisfied (the “Effective Date”):

(a) Borrowers shall have delivered to Agent this Agreement, duly executed by an authorized officer of each Borrower;

(b) Borrowers shall have delivered to Agent that certain First Amendment to Intellectual Property Security Agreement, by and among Borrowers and Agent (the “IP Amendment”) in substantially the same form attached hereto as Exhibit A;

(c) all representations and warranties of Borrowers contained herein shall be true and correct in all material respects as of the date hereof (and such parties’ delivery of their respective signatures hereto shall be deemed to be its certification thereof);

(d) after giving effect to the agreements set forth herein, no Default or Event of Default shall exist under any of the Financing Documents;

(e) Borrower shall have delivered such other documents, information, certificates, records, permits, and filings as the Agent may reasonably request; and

(f) Agent shall have received from Borrowers all of the fees owing pursuant to this Agreement and other documents and agreements executed in connection herewith, including without limitation, Agent’s reasonable out-of-pocket legal fees and expenses pursuant to Section 4 (Costs and Fees) of this Agreement.

6. Release. In consideration of the agreements of Agent and Required Lenders contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, each Borrower, voluntarily, knowingly, unconditionally and irrevocably, with specific and express intent, for and on behalf of itself and all of its respective parents, subsidiaries, affiliates, members, managers, predecessors, successors, and assigns, and each of their respective current and former directors, officers, shareholders, agents, and employees, and each of their respective predecessors, successors, heirs, and assigns (individually and collectively, the “Releasing Parties”) does hereby fully and completely release, acquit and forever discharge each of Agent, Lenders, and each their respective parents, subsidiaries, affiliates, members, managers, shareholders, directors, officers and employees, and each of their respective predecessors, successors, heirs, and assigns (individually and collectively, the “Released Parties”), of and from any and all actions, causes of action, suits, debts, disputes, damages, claims, obligations, liabilities, costs, expenses and demands of any kind whatsoever, at law or in equity, whether matured or unmatured, liquidated or unliquidated, vested or contingent, choate or inchoate, known or unknown that the Releasing Parties (or any of them) has against the Released Parties or any of them (whether directly or indirectly). Each Borrower acknowledges that the foregoing release is a material inducement to Agent’s and Required Lender’s decision to enter into this Agreement and agree to the modifications contemplated hereunder, and has been relied upon by Agent and Required Lenders in connection therewith.

7. No Waiver or Novation. The execution, delivery and effectiveness of this Agreement shall not, except as expressly provided in this Agreement, operate as a waiver of any right, power or remedy of Agent, nor constitute a waiver of any provision of the Credit Agreement, the Financing Documents or any other documents, instruments and agreements executed or delivered in connection with any of the foregoing. Nothing herein is intended or shall be construed as a waiver of any existing Defaults or Events of Default under the Credit Agreement or other Financing Documents or any of Agent’s rights and remedies in respect of such Defaults or Events of Default. This Agreement (together with any other document executed in connection herewith) is not intended to be, nor shall it be construed as, a novation of the Credit Agreement.

8. Affirmation. Except as specifically amended pursuant to the terms hereof, each Borrower hereby acknowledges and agrees that the Credit Agreement and all other Financing Documents (and all covenants, terms, conditions and agreements therein) shall remain in full force and effect, and are hereby ratified and confirmed in all respects by Borrowers. Each Borrower covenants and agrees to comply with all of the terms, covenants and conditions of the Credit Agreement and the Financing Documents, notwithstanding any prior course of conduct, waivers, releases or other actions or inactions on Agent’s or any Lender’s part which might otherwise constitute or be construed as a waiver of or amendment to such terms, covenants and conditions.

9. Confidentiality. No Borrower will disclose the contents of this Agreement, the Credit Agreement or any of the other Financing Documents to any third party (including, without limitation, any financial institution or intermediary) without Agent’s prior written consent, other than to Borrowers’ officers and advisors on a need-to-know basis or as otherwise may be required by Law, including to any court or regulatory agency having jurisdiction over such Borrower. Each Borrower agrees to inform all such persons who receive information concerning this Agreement, the Credit Agreement and the other Financing Documents that such information is confidential and may not be disclosed to any other person except as may be required by Law, including to any court or regulatory agency having jurisdiction over such Borrower.

10. Miscellaneous.

(a) Reference to the Effect on the Credit Agreement. Upon the effectiveness of this Agreement, each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof,” “herein,” or words of similar import shall mean and be a reference to the Credit Agreement, as amended by this Agreement. Except as specifically amended above, the Credit Agreement, and all other Financing Documents (and all covenants, terms, conditions and agreements therein), shall remain in full force and effect, and are hereby ratified and confirmed in all respects by Borrowers.

(b) Incorporation of Credit Agreement Provisions. The provisions contained in Section 11.6 (Indemnification), Section 12.8 (Governing Law; Submission to Jurisdiction) and Section 12.9 (Waiver of Jury Trial) of the Credit Agreement are incorporated herein by reference to the same extent as if reproduced herein in their entirety.

(c) Headings. Section headings in this Agreement are included for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

(d) Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be deemed an original and all of which when taken together shall constitute one and the same instrument. Delivery of an executed counterpart of this Agreement by facsimile or by electronic mail delivery of an electronic version (e.g., .pdf or .tif file) of an executed signature page shall be effective as delivery of an original executed counterpart hereof and shall bind the parties hereto.

(e) Entire Agreement. This Agreement constitutes the entire agreement and understanding among the parties hereto and supersedes any and all prior agreements and understandings, oral or written, relating to the subject matter hereof.

(f) Severability. In case any provision of or obligation under this Agreement shall be invalid, illegal or unenforceable in any applicable jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

(g) Successors/Assigns. This Agreement shall bind, and the rights hereunder shall inure to, the respective successors and assigns of the parties hereto, subject to the provisions of the Credit Agreement and the other Financing Documents.

[SIGNATURES APPEAR ON FOLLOWING PAGES]

IN WITNESS WHEREOF, intending to be legally bound, and intending that this document constitute an agreement executed under seal, the undersigned have executed this Agreement under seal as of the day and year first hereinabove set forth.

AGENT:	MIDCAP FUNDING IV, LLC, as Agent

	By:	/s/Brett Robinson	(SEAL)
	Name:	Brett Robinson
	Title:	Managing Director

LENDER:	MIDCAP FUNDING IV, LLC, as a Lender

	By:	/s/Brett Robinson	(SEAL)
	Name:	Brett Robinson
	Title:	Managing Director

[Signatures Continue on Following Page]

[Signatures Continue on Following Page]

BORROWERS:	ALPHATEC HOLDINGS, INC., a Delaware corporation

	By:	/s/Michael O’Neill	(SEAL)
	Name:	Michael O’Neill
Title: Chief Financial Officer and Treasurer

ALPHATEC SPINE, INC., a California corporation

By:	/s/Michael O’Neill	(SEAL)
Name:	Michael O’Neill
Title: Chief Financial Officer and Treasurer

ALPHATEC INTERNATIONAL LLC, a Delaware limited liability company

By:	/s/Michael O’Neill	(SEAL)
Name:	Michael O’Neill
Title: Chief Financial Officer and Treasurer

ALPHATEC PACIFIC, INC. a Japanese company

By:	/s/ Mitsuo Asai	(SEAL)
Name:	Mitsuo Asai
Title: President API

[End of Signature Pages]

EXHIBIT A

IP Amendment – see attached

Exhibit A